CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Nuveen Investment Funds Inc. of our report dated May 29, 2019, relating to the financial statements and financial highlights, which appears in the Nuveen Short Term Municipal Bond Fund’s Annual Report on Form N-CSR for the year ended March 31, 2019. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

July 23, 2019